Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Edmund Reese, the Chief Financial Officer of Aon plc (the “Company”), certify that (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EDMUND REESE
Edmund Reese Chief Financial Officer
July 29, 2026